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Exhibit 23.3

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in Registration Statement (Form S-3) and related Prospectus of Braemar Hotels & Resorts, Inc. for the registration of $700,000,000 in shares of its Series E Redeemable Preferred Stock and to the incorporation by reference therein of our report dated April 3, 2018 with respect to the financial statements of the Ritz-Carlton Sarasota Resort as of and for year ended December 31, 2017, included in its Current Report (Form 8-K/A), filed with the Securities and Exchange Commission on June 20, 2018.

/s/ Squar Milner LLP

Irvine, California
November 13, 2019

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  Exhibit 23.3
Consent of Independent Auditors